Exhibit 99.3

Virgin Mobile USA, Inc.

Unaudited Pro Forma Combined Condensed Financial Statements

The unaudited pro forma condensed combined financial statements presented below are based on the historical financial statements of Virgin Mobile USA, Inc. (the “Company”) and the combined financial statements of Helio, Inc. and Helio LLC (“Helio”), after giving effect to the acquisition of Helio by the Company using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes. The pro forma financial statements also give effect to the issuance of Series A preferred stock in connection with the acquisition of Helio and the associated repayment of long-term debt, and the effect of the Fifth Amendment to the Sprint PCS Services Agreement. The pro forma financial statements have been prepared on a basis consistent with generally accepted accounting principles in the United States, or GAAP, and applicable requirements of the Securities and Exchange Commission.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2007 and the six months ended June 30, 2008 are presented as if the acquisition had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on June 30, 2008. The pro forma financial statements have been developed from:

•	the audited consolidated financial statements of Virgin Mobile USA, Inc. contained in its Annual Report on Form 10-K for the year ended December 31, 2007,

•	the unaudited condensed consolidated financial statements of Virgin Mobile USA, Inc. on Form 10-Q for the six month period ended June 30, 2008,

•	the audited combined financial statements of Helio, Inc. and Helio LLC for the year ended December 31, 2007, and

•	the unaudited combined financial statements of Helio, Inc. and Helio LLC for the six month period ended June 30, 2008.

Helio, Inc. was the sole general managing partner of Helio, which was a joint venture between EarthLink, Inc. and SK Telecom Co., Ltd. (together, the “Partners”). The combined financial statements include the accounts of Helio, Inc. and Helio, both of which were jointly controlled by the Partners and are under common management. Helio was the operating company of Helio, Inc. Financial statements are only prepared at the combined Helio, Inc. and Helio level. We have adjusted these statements in the adjustment labeled (a) to remove Helio, Inc. net of intercompany eliminations, as Helio, Inc. was not acquired by the Company.

Under the purchase method of accounting, the assets and liabilities of Helio were recorded at their respective fair values as of the date of the acquisition. The Company has determined the preliminary fair value of the tangible and intangible assets acquired and liabilities assumed. Any excess of fair value of the consideration issued over the fair value of the assets acquired and liabilities assumed was recorded as goodwill. The values of certain of the assets and liabilities are based on preliminary valuations, as allowed by GAAP, and are subject to adjustment as additional information is obtained. There can be no assurance that any adjustments would not result in a material change.

The unaudited pro forma financial statements should be read in conjunction with:

•

the Company’s historical consolidated financial statements and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K and Quarterly Report on From 10-Q for the six months ended June 30, 2008, and

•	the historical combined financial statements and related notes thereto of Helio, Inc. and Helio LLC for the year ended December 31, 2007 and the six months ended June 30, 2008, included herein.

The unaudited pro forma financial statements do not include the effect of any operating efficiencies and cost savings related to the Company’s acquisition of Helio. The unaudited pro forma statement of operations for the year ended December 31, 2007 also excludes the impact of transactions related to the Company’s Initial Public Offering which was completed on October 16, 2007, such as the reduction of interest expense as a result of the repayment of long-term debt and the issuance of stock options and restricted stock units.

Virgin Mobile USA, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2008

(In thousands)

	VMU Inc.	Combined HELIO, Inc. and HELIO LLC	HELIO Inc. net of eliminations (a)	HELIO LLC	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$5,559	$9,700	$—	$9,700	$—	b,c	15,259
Accounts receivable, net	45,843	19,404	—	19,404	—		65,247
Restricted cash	—	100	—	100	—		100
Due from related parties	2,225	—	—	—	—		2,225
Other receivables	6,858	—	—	—	—		6,858
Inventories	128,740	12,367	—	12,367	(1,589	) d	139,518
Prepaid expenses and other current assets	23,376	2,567	456	3,023	(193	) e	26,206

Total current assets	212,601	44,138	456	44,594	(1,782)		255,413

Restricted cash	—	5,649	—	5,649	—		5,649
Property and equipment, net	37,525	24,466	—	24,466	240	f	62,231
Goodwill	—	3,449	—	3,449	1,904	g	5,353
Intangible assets	—	5,737	—	5,737	47,553	h	53,290
Other assets	5,033	—	—	—	(231	) e	4,802

Total assets	$255,159	$83,439	$456	$83,895	$47,684		$386,738

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,760	$13,626	—	$13,626	(3,662	) i	95,724
Due to related parties	66,283	1,070	—	1,070	3,662	i	71,015
Accrued expenses	66,542	36,970	—	36,970	14,738	j	118,250
Deferred revenue	125,093	6,618	—	6,618	—		131,711
Member deposits and credit fees	—	10,204	—	10,204	—		10,204
Notes payable	—	—	—	—	—		—
Current portion of long-term debt	32,669	—	—	—	(6,274	) c	26,395

Total current liabilities	376,347	68,488	—	68,488	8,464		453,299

Non-current liabilities:
Long-term debt	227,703	—	—	—	(43,726	) c	183,977
Related party debt	40,000	75,685	—	75,685	(65,685	) k	50,000
Due to related parties	8,116	—	—	—	—		8,116
Other liabilities	2,000	1,142	—	1,142	—		3,142

Total non-current liabilities	277,819	76,827	—	76,827	(109,411)		245,235

Minority interest in consolidated subsidiaries	1,960	—	—	—	—		1,960
Preferred stock	—	—	—	—	50,000	b	50,000
Stockholders’ deficit:
Common stock:	533	—	—	—	2		535
Convertible membership units	—	590,534	—	590,534	(590,534)		—
Additional paid-in-capital	346,853	20,418	83	20,501	17,132		384,486
Accumulated deficit	(746,565)	(672,828)	373	(672,455)	672,031		(746,989)
Accumulated other comprehensive loss	(1,788)	—	—	—	—		(1,788)

Total stockholders’ deficit	(400,967)	(61,876)	456	(61,420)	98,631	l	(363,756)

Total liabilities, minority interest and stockholders’ deficit	$255,159	$83,439	$456	$83,895	$47,684		$386,738

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements

Virgin Mobile USA, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2008

(In thousands, except per share amounts)

	VMU Inc.	Combined HELIO Inc. and HELIO LLC	HELIO Inc. net of eliminations (a)	HELIO LLC	Pro Forma Adjustments		Pro Forma Combined
Operating revenue
Net service revenue	$595,128	$88,905	$—	$88,905	$—		$684,033
Net equipment revenue	49,067	17,805	—	17,805	—		66,872

Total operating revenue	644,195	106,710	—	106,710	—		750,905

Operating expenses
Cost of service
(exclusive of depreciation and amortization)	165,899	47,812	—	47,812	(19,000	) m	194,711
Cost of equipment	204,773	44,403	—	44,403	—		249,176
Selling, general and administrative							—
(exclusive of depreciation and amortization)	219,417	98,277	(83)	98,194	—		317,611
Depreciation and amortization	17,522	15,344	—	15,344	(1,425	) n	31,441
Restructuring charges	—	10,866	—	10,866	—		10,866

Total operating expenses	607,611	216,702	(83)	216,619	(20,425)		803,805

Operating income	36,584	(109,992)	83	(109,909)	20,425		(52,900)

Other expense (income)
Interest expense - net	17,272	3,058	—	3,058	(4,515	) o	15,815
Other expense (income)	8,190	(563)	—	(563)	—		7,627

Total other expense	25,462	2,495	—	2,495	(4,515)		23,442

Income before income tax expense and minority interest	11,122	(112,487)	83	(112,404)	24,940		(76,342)
Income tax expense	867	—	—	—	—		867

Income before minority interest	10,255	(112,487)	83	(112,404)	24,940		(77,209)

Minority interest	1,960	—	—	—	—		1,960

Net income	8,295	(112,487)	83	(112,404)	24,940		(79,169)
Preferred stock dividends (Note 2)	—	—	—	—	1,500		1,500

Net income (loss) available to common stockholders	$8,295	$(112,487)	$83	$(112,404)	$23,440		$(80,669)

Basic and diluted earnings per share information (Note 5):
Earnings (loss) per common share - basic	$0.16						$(1.52)
Earnings (loss) per common share - diluted	$0.16						$(1.52)

Weighted average common shares outstanding - basic	52,772						52,965
Weighted average common shares outstanding - diluted	52,841						52,965

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements

Virgin Mobile USA, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2007

(In thousands, except per share amounts)

	VMU Inc.	Combined HELIO Inc. and HELIO LLC	HELIO Inc. net of eliminations (a)	HELIO LLC	Pro Forma Adjustments		Pro Forma Combined
Operating revenue
Net service revenue	$1,227,045	$115,334	$—	$115,334	—		$1,342,379
Net equipment revenue	85,890	55,654	—	55,654	—		141,544

Total operating revenue	1,312,935	170,988	—	170,988	—		1,483,923

Operating expenses
Cost of service
(exclusive of depreciation and amortization)	349,555	70,907	—	70,907	(41,500	) m	378,962
Cost of equipment	425,263	96,673	—	96,673	—		521,936
Selling, general and administrative
(exclusive of depreciation and amortization)	446,708	297,579	(175)	297,404	—		744,112
Depreciation and amortization	33,608	31,612	—	31,612	(5,151	) n	60,069
Restructuring charges	—	2,413	—	2,413	—		2,413

Total operating expenses	1,255,134	499,184	(175)	499,009	(46,651)		1,707,492

Operating income	57,801	(328,196)	175	(328,021)	46,651		(223,569)

Other expense (income)
Interest expense - net	53,391	3,127	—	3,127	(7,065	) o	49,453
Other expense (income)	(129)	(4,761)	—	(4,761)	—		(4,890)

Total other expense	53,262	(1,634)	—	(1,634)	(7,065)		44,563

Income before income tax expense	4,539	(326,562)	175	(326,387)	53,716		(268,132)
Income tax expense	321	—	—	—	—		321

Net income	4,218	(326,562)	175	(326,387)	53,716		(268,453)
Preferred stock dividends (Note 2)	—	—	—	—	3,045		3,045

Net income (loss) available to common stockholders	$4,218	$(326,562)	$175	$(326,387)	$50,671		$(271,498)

Basic and diluted earnings per share information (Note 5):
Earnings (loss) per common share - basic	$0.13						$(8.57)
Earnings (loss) per common share - diluted	$0.08						$(8.57)

Weighted average common shares outstanding - basic	31,495						31,688
Weighted average common shares outstanding - diluted	53,211						31,688

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements

Virgin Mobile USA, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Overview and Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2008 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2008, and the year ended December 31, 2007, are based on the historical financial statements of Virgin Mobile USA, Inc. (the “Company”) and the historical combined statements of Helio, Inc. and Helio LLC, after giving effect to the Company’s acquisition of Helio LLC (“Helio”), the issuance of Series A Preferred Stock (the “Preferred Stock”), the repayment of $50 million of the Company’s outstanding balance under the senior secured credit agreement (“Senior Credit Agreement”), the effect of the Fifth Amendment to the Sprint PCS Services Agreement and the assumptions, reclassifications and adjustments described in these accompanying notes to the unaudited pro forma condensed combined financial statements.

Reclassifications

Certain reclassifications have been made to the presentation of Helio’s historical financial statements in order to conform to the Company’s presentation.

The following Helio expenses have been reclassified to Depreciation and amortization:

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
Operations and member service	$10,411	$19,360
Sales and marketing	1,082	3,693
General and administrative	3,851	8,559

	$15,344	$31,612

The following Helio expenses have been reclassified to Selling, general and administrative expense:

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
Operations and member service	$39,788	$79,745
Sales and marketing	34,033	155,500
General and administrative	18,814	57,138
Stock compensation	1,184	2,065
Impairment charge	4,458	3,131

	$98,277	$297,579

Virgin Mobile USA, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Acquisition of Helio LLC

On August 22, 2008 Helio became a wholly-owned subsidiary of Virgin Mobile USA, L.P., the Operating Partnership for the Company’s operations. SK Telecom and EarthLink were issued the equivalent of 10,999,373 and 1,807,259 shares, respectively, of the Company’s Class A common stock as units in Virgin Mobile USA, L.P., and Helio, Inc. was issued 193,368 shares of the Company’s Class A common stock. SK Telecom and EarthLink may exchange their partnership units in Virgin Mobile USA, L.P. for shares of the Company’s Class A common stock on a one-for-one basis, subject to certain conversion rate adjustments for stock splits, stock dividends and similar events. Under the purchase method of accounting, the fair value of the total consideration was determined using an average of the closing price of the Company’s Class A common stock two days before and two days after June 27, 2008, the date the acquisition was agreed to and announced, or $2.90 per share. The ownership units in Virgin Mobile USA, L.P. are deemed to have the same value as a share of the Company’s Class A common stock, as they are convertible on a one-for-one basis into shares of the Company’s Class A common shares.

The total estimated purchase price for the acquisition is as follows (in thousands):

Estimated fair value of the equivalent of 13 million shares issued	$37,635
Estimated direct costs of the acquisition	3,701

Total estimated purchase price	$41,336

Costs of the acquisition include estimated legal and accounting fees and other external costs directly related to the acquisition.

Preliminary Purchase Price Allocation

The preliminary allocation of the purchase price to Helio’s tangible and identifiable intangible assets and liabilities assumed was based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and intangibles assets acquired was recorded as goodwill. This allocation is preliminary related to the fair value of inventory, purchase commitments, restructuring liabilities and intangible assets, and further adjustments may be included in the final allocation of the purchase price. The Company is currently evaluating restructuring plans and has recorded $3.8 million in Accrued expenses primarily related to employee termination benefits. The estimated purchase price based on Helio asset and liability values at June 30, 2008 would have been allocated as follows (in thousands):

Cash and cash equivalents	$9,700
Accounts Receivable	19,404
Inventory	10,778
Property & equipment	24,706
Prepaid and other current assets	3,023
Restricted Cash	5,749
Identifiable intangible assets	53,290
Goodwill	5,353
Debt	(10,000)
Accounts payable and due to related parties	(14,696)
Deferred revenue	(6,618)
Accrued expenses	(48,007)
Member deposits and credit fees	(10,204)
Other liabilities	(1,142)

Total preliminary purchase price allocation	$41,336

The issuance of common units by Virgin Mobile USA, L.P. reduced the Company’s ownership interest in Virgin Mobile USA, L.P. from 81.6% to 68.3%. The Company recorded a $37.1 million gain on the issuance of the common units by Virgin Mobile USA, L.P. and reflected it in additional paid-in-capital in accordance with Staff Accounting Bulletin No. 51, Accounting for Sales of Stock of a Subsidiary.

Virgin Mobile USA, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Identifiable Intangible Assets

The Company has estimated the fair value of the identifiable acquired intangible assets using the income approach. These estimates are based on a preliminary valuation and are subject to change. The following table sets forth the preliminary fair value of the components of the identifiable intangible assets and their estimated useful lives (dollars in thousands):

	Preliminary Fair Value	Weighted average amortization period (in years)
Customer relationships	$32,870	5.9
Existing technology	20,420	6.3

	$53,290	6.1

Amortization expense related to intangible assets is estimated based on expected future cash flows and amounts to $2.9 million for 2008 and $9.4 million, $11.9 million, $10.5 million, $8.9 million, and $5.1 million for each of the next five years.

2. Series A Preferred Stock

In connection with the acquisition of Helio on August 22, 2008, each of the Virgin Group and an affiliate of SK Telecom invested $25 million in the Company. In exchange, the Company issued 50,000 shares of Preferred Stock. The proceeds net of offering expenses were $50 million. Each share of the Preferred Stock will be, subject to approval by the Company’s stockholders, mandatorily convertible into 117.64706 shares of Class A common stock upon the earlier of (i) four years from the date of issuance or (ii) such time as the market price of the Company’s Class A common stock exceeds $8.50 per share. The Preferred Stock will have a 6% dividend and upon approval by the stockholders will be convertible at the option of the holder 18 months from the date of issuance. The dividend, which is payable semi-annually, will be settled with additional shares of Preferred Stock. The $50 million of gross proceeds received was used to pay down a portion of outstanding borrowings under the third-party Senior Credit Agreement.

3. Debt

In connection with the acquisition of Helio, the Company entered into a Second Amendment to its third-party Senior Credit Agreement and a Second Amendment to its subordinated secured revolving credit facility (the “Revolving Credit Facility”), each of which was effective upon the closing of the acquisition of Helio. The Second Amendment to the Revolving Credit Facility increases the Virgin Group’s lending commitment from $75 million to $100 million and adds SK Telecom as a new lender with a lending commitment of $35 million. The Second Amendment to the Senior Credit Agreement (i) requires that the $50 million of proceeds from the issuance of the Preferred Stock be used to pay down a portion of the outstanding loan balance under the Senior Credit Agreement, (ii) increases the interest rate applicable to outstanding balances by 100 basis points per year, and (iii) decreases the leverage ratio covenant for each quarterly period by 0.25 times (for example, for the quarterly period ending December 31, 2008, the leverage ratio would decrease from 3.00:1.00, to 2.75:1.00).

Virgin Mobile USA, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

4. Sprint PCS Services Agreement

On May 12, 2008, the Company and Sprint Nextel entered into the Third Amendment to the PCS Services Agreement to provide that the Company would be required to pay Sprint Nextel at least $298 million for wireless network services, including voice, messaging and data traffic, according to a monthly payment schedule during the year ending December 31, 2008, and will receive off-peak rates for a two-hour period each weekday. With the closing of the acquisition of Helio, the Fourth and Fifth Amendments to the Sprint PCS Services Agreement became effective and superseded the Third Amendment to the PCS Services Agreement. The Fifth Amendment increased the minimum payments to at least $320 million, $370 million and $420 million during the years ended December 31, 2008, 2009 and 2010, respectively and allowed the company to include Helio in the Company’s pricing schedule.

5. Earnings Per Share

Pro Forma Combined basic and diluted loss per share for the six months ended June 30, 2008 and the year ended December 31, 2007 reflect the 193,368 shares of the Company’s Class A common stock that were issued to Helio Inc. as consideration in the acquisition. Weighted average common shares outstanding used in the calculation of both basic and diluted EPS are the same due to the net loss available to common stock holders at both June 30, 2008 and December 31, 2008. Net loss available to common stock holders used in the earnings (loss) per share calculation is reduced for the 6% preferred stock dividend compounded semi-annually which amounts to $1.5 million for the six months ended June 30, 2008 and $3.0 million for the year ended December 31, 2007.

6. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(a)	Removes Helio, Inc. net of intercompany eliminations, as Helio, Inc. was not acquired by the Company.

(b)	To record the receipt of $50 million of proceeds from the issuance of Series A Preferred Stock.

(c)	To record the payment of $50 million of outstanding borrowings under the Senior Credit Agreement using the proceeds from the issuance of Preferred Stock.

(d)	To record fair value adjustments for inventory held by Helio.

(e)	Reflects the write-off of unamortized deferred financing fees of $424 thousand on the $50 million of the third party Senior Credit Agreement that has been repaid using the proceeds from the issuance of Preferred Stock.

(f)	To adjust property & equipment to fair value (in thousands):

June 30, 2008
To remove the net book value of assets that will not be utilized by the company post acquisition	$(8,516)
Write-up of property and equipment to fair value	8,756

$240

Virgin Mobile USA, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(g)	Adjustments to goodwill (in thousands):

June 30, 2008
To record the preliminary purchase price allocation to goodwill	$5,353
To eliminate goodwill recorded on Helio’s books at the time of the acquisition	(3,449)

$1,904

(h)	Adjustments to intangible assets (in thousands):

June 30, 2008
To record the preliminary purchase price allocation to identifiable intangible assets	$53,290
To eliminate intangible assets recorded on Helio’s books at the time of the acquisition	(5,737)

$47,553

(i)	Reclassifies Helio’s payable to Sprint Nextel Corp. for network charges from Account payable to Due to related parties

(j)	Adjustments to Accrued expenses (in thousands):

June 30, 2008
To record fair value of unfavorable purchase commitments	$7,237
To accrue expenses related to the acquisition	3,701
To accrue acquisition related restructuring expenses	3,800

$14,738

(k)	Adjustments to Related party debt (in thousands):

June 30, 2008
To record the conversion of Helio related party notes payable to equity	$(75,685)
To record additional borrowings under the Revolving Credit Facility	10,000

$(65,685)

(l)	Adjustment’s to stockholders deficit (in thousands):

June 30, 2008
To record fair value of Class A common shares issued to Helio, Inc.	$560
To write-off unamortized deferred financing fees	(424)
To convert Helio’s convertible promissory notes to equity	75,685
To eliminate Helio’s stockholders equity (including the Convertible promissory notes)	(14,265)
Gain on dilution of LP ownership interest	37,075

$98,631

(m)	To adjust Sprint Nextel Corp. network charges to the amount that would have been incurred had the Fifth Amendment to the PCS Services Agreement been in effect.

Virgin Mobile USA, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(n)	Adjustments to depreciation and amortization (in thousands):

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
Estimated change in depreciation as a result of the change in value of property and equipment	$(2,700)	$(5,453)
To reverse amortization of intangible assets recorded by Helio	(3,233)	(8,930)
To record amortization of intangible assets of Helio based on the preliminary valuation	4,508	9,232

	$(1,425)	$(5,151)

(o)	Adjustments to interest expense (in thousands):

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
To remove interest expense recorded by Helio for notes converted to equity upon closing	$(3,058)	$(3,127)
To adjust interest expense recorded by the Company to reflect the $50 million principal payment	(2,089)	(5,205)
To adjust interest expense to reflect the amendment to the Senior Credit Agreement	253	507
To record interest on additional $10 million of borrowings under the Revolving Credit Facility	379	760

	$(4,515)	$(7,065)